EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The  undersigned,  RONALD G. LEE,  the  Chief Executive Officer/Chief Financial Officer,  of LEE PHARMACEUTICALS (the “Company”), pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of his knowledge:

(i)    the FORM 10-KSB of the Company for the fiscal year ended September 30, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 22, 2004

RONALD G. LEE
Ronald G. Lee